United Security Bancshares reports 3rd quarter net income of $2.3 million

FRESNO, CA - October 15, 2020. United Security Bancshares (Nasdaq: UBFO) today announced its unaudited financial results for the nine months ended September 30, 2020. The Company recognized net income of $7,038,000, or $0.41 per diluted share for the nine months ended September 30, 2020, compared to net income of $12,276,000,or $0.72 per diluted share for the nine months ended September 30, 2019.

Third Quarter 2020 Highlights (at or for the quarter ended September 30, 2020, except where noted)

▪Net income for the quarter was $2.27 million, representing a $1.90 million or 45.58% decrease from $4.17 million for the quarter ended September 30, 2019. The decrease is primarily the result of a reduction in interest income related to a lower interest rate environment.
▪Total assets increased 18.50% to $1.13 billion, compared to $956.92 million at December 31, 2019.
▪Total loans, net of unearned fees, increased 10.71% to $660.44 million, compared to $596.55 million at December 31, 2019. Included in the increase are $25.89 million in Paycheck Protection Program (PPP) loans.
▪Total deposits increased 21.56% to $994.78 million, compared to $818.36 million at December 31, 2019.
▪The allowance for credit losses as a percentage of gross loans decreased to 1.32%, compared to 1.33% at December 31, 2019. The provision for credit losses totaled $4,000 for the quarter, compared to $5,000 for the quarter ended September 30, 2019.
▪Net interest income after the provision for credit losses was $7,464,000 for the quarter ended September 30, 2020, compared to $9,351,000 for the quarter ended September 30, 2019.
▪A loss on the fair value of junior subordinated debt of $18,000 was recorded for the quarter, as compared to a $660,000 gain for the quarter ended September 30, 2019.
▪Book value per share increased to $6.95, compared to $6.83 at December 31, 2019.
▪Net interest margin decreased to 2.97% from 4.17% for the quarter ended September 30, 2019.
▪Annualized average cost of deposits decreased to 0.19% from 0.45% for the quarter ended September 30, 2019.
▪Net charge-offs totaled $157,000, compared to net charge-offs of $226,000 for the quarter ended September 30, 2019.
▪Capital positions remain well-capitalized with a 11.38% Tier 1 Leverage Ratio compared to 12.82% as of December 31, 2019.
▪Annualized return on average assets ("ROAA") was 0.83%, compared to 1.69% for the quarter ended September 30, 2019.
▪Annualized return on average equity ("ROAE") was 7.61%, compared to 14.36% for the quarter ended September 30, 2019.

Dennis Woods, President and Chief Executive Officer, stated: "Our institution continues to seek out growth and income opportunities as the industry adjusts to the negative impacts of the COVID-19 pandemic. During these uncertain times our institution has maintained strong loan and deposit balances seeing increases in both during the period. During the third quarter we successfully expanded our footprint by opening a branch in the city of Mendota. We look forward to continuing to serve our communities during these challenging times."

Results of Operations

Net income for the nine months ended September 30, 2020 decreased $5,238,000 when compared to the nine months ended September 30, 2019. This decrease was due to a reduction in interest income, a result of a decrease in yields, and the provision for credit losses recorded during the current year. ROAE for the nine months ended September 30, 2020 was 7.93%, compared to 14.50% for the nine months ended September 30, 2019. ROAA was 0.93% for the nine months ended September 30, 2020, compared to 1.70% for the nine months ended September 30, 2019.

The annualized average cost of deposits was 0.24% for the nine months ended September 30, 2020, a decrease from 0.43% for the nine months ended September 30, 2019. The decrease in the cost of deposits is primarily attributed to reductions on deposit rates made in the fourth quarter of 2019 and first quarter of 2020. Average interest-bearing deposits increased 0.01% between the periods ended September 30, 2019 and 2020 from $523,104,000 to $523,136,000.

Net interest income after the provision for credit losses for the nine months ended September 30, 2020 totaled $21,487,000, a decrease of $6,616,000, or 23.54%, from $28,103,000 for the same period ended September 30, 2019. Net interest income after the provision for credit losses includes a provision for credit losses of $2,138,000 for the nine months ended September 30, 2020, compared to a provision of $15,000 for the nine months ended September 30, 2019. During the first quarter of 2020, the Federal Reserve cut its benchmark rate by 1.50%. As a result, the Prime rate decreased from 4.75% to 3.25%. A majority of the Company's floating rate loans and investments are indexed to the Prime rate. The Company's net interest margin decreased from 4.30% for the nine months ended September 30, 2019 to 3.40% for the nine months ended September 30, 2020. The decrease was the result of decreases in yields on overnight fed funds, loans, and investment securities, partially offset by a decrease in interest expense. The yield on loans decreased from 5.98% for the nine months ended September 30, 2019 to 4.99% for the nine months ended September 30, 2020. The yield on interest bearing liabilities decreased from 0.76% for the nine months ended September 30, 2019 to 0.45% for the nine months ended September 30, 2020.

Net interest income after the provision for credit losses was $7,464,000 for the quarter ended September 30, 2020, representing a $1,887,000 or 20.18% decrease compared to the same period ended September 30, 2019. The Company's net interest margin decreased from 4.17% to 2.97% between the quarters ended September 30, 2019 and September 30, 2020. The reduction in net interest margin is driven by the reduction in yields on all interest earning assets, partially offset by a decrease in interest expense on deposits.

Noninterest income for the nine months ended September 30, 2020 totaled $4,706,000, reflecting a decrease of $399,000 from the $5,105,000 in non-interest income reported for the nine months ended September 30, 2019. Customer service fees totaled $2,014,000 and $2,479,000 for the nine months ended September 30, 2020 and 2019, respectively. The decrease in customer service fees is attributed to lower fees and surcharges related to insufficient funds and electronic transfers recognized during the year. On a year-over-year comparative basis, non-interest income recorded a decrease of $120,000 in the gain on the fair value of junior subordinated debentures (TRUPs) for the nine months ended September 30, 2020 of $1,451,000, compared to a $1,571,000 gain for the same period ended September 30, 2019. The change in the fair value of TRUPs reflected in noninterest income was caused by fluctuations in the LIBOR yield curve. Noninterest income for the nine months ended September 30, 2020 includes a $310,000 gain in proceeds from bank-owned life insurance.

Noninterest income for the quarter ended September 30, 2020 totaled $911,000, reflecting a decrease of $942,000 from the $1,853,000 in non-interest income reported for the quarter ended September 30, 2019. The decrease is attributed to a $171,000 decrease in customer service fees and a $678,000 decrease in the gain on fair value of TRUPs. The change in the fair value of TRUPs reflected in noninterest income was caused by fluctuations in the LIBOR yield curve. The decrease in customer service fees is primarily the result of lower fees and surcharges related to insufficient funds and electronic transfers.

For the nine months ended September 30, 2020, noninterest expense totaled $16,355,000, an increase of $412,000 compared to $15,943,000 for the nine months ended September 30, 2019. On a year-over-year comparative basis, non-interest expense increased primarily due to a $745,000 increase in expenses related to other real estate owned, which included a write-down of $727,000 on one property. This was partially offset by decreases of $442,000 in professional fees and decreases of $176,000 in salaries and employee benefits. Salary and employee benefits expense for the nine months ended September 30, 2019 includes a $231,000 reduction in bonus expense. Also included in net cost on operation and sale of OREO for the nine months ended September 30, 2020 is a $113,000 loss on sale. The decrease in professional fees is attributed to a reduction in legal expense.

Noninterest expense for the quarter ended September 30, 2020 totaled $5,210,000, a decrease of $125,000 as compared to $5,335,000 reported for the quarter ended September 30, 2019. On a quarter-over-quarter comparative basis, non-interest expense decreased due to a $140,000 decrease in professional fees and a $53,000 decrease in salaries and employee benefits expense, partially offset by increases of $158,000 in regulatory assessments and $58,000 in occupancy expense.

The efficiency ratio for the nine months ended September 30, 2020 increased to 57.73%, compared to 47.99% for the nine months ended September 30, 2019. The increase is attributed to a reduction in net interest income as a result of the balance sheet repricing in a lower rate environment, a decrease in customer service fees, and an increase in OREO expense.

The Company recorded an income tax provision of $2,800,000 for the nine months ended September 30, 2020, compared to $4,989,000 for the same period in 2019. The effective tax rate for the nine months ended September 30, 2020 was 28.46%, compared to 28.90% for the nine months ended September 30, 2019. The Company recorded an income tax provision of $894,000 for the quarter ended September 30, 2020, compared to $1,696,000 for the same period in 2019. The effective tax rate for the quarter ended September 30, 2020 was 28.25%, compared to 28.90% for the same period ended September 30, 2019.

Provided at the end of this Press Release is a reconciliation of Core Net Income, as a non-GAAP measure, to Net Income. This reconciliation excludes Non-Core items such as the Fair Value Adjustment for TRUPs and gain or loss on sale of other real estate owned (OREO). Management believes that financial results are more comparative excluding the impact of such non-core items.

Balance Sheet Review

Total assets increased $177,028,000, or 18.50%, between September 30, 2020 and December 31, 2019, due primarily to increases of $64,108,000 in gross loan balances and $11,694,000 in investment securities. Total cash and cash equivalents increased $104,337,000 between December 31, 2019 and September 30, 2020. Unfunded loan commitments increased from $197,559,000 at December 31, 2019 to $204,522,000 at September 30, 2020. OREO balances decreased from $6,753,000 at December 31, 2019 to $5,018,000 at September 30, 2020. The reduction is attributed to the sale of one OREO property during the first quarter and a $727,000 write down on OREO in the second quarter.

Total deposits increased $176,421,000, or 21.56%, to $994,783,000 during the nine months ended September 30, 2020. This increase was due to an increase of $118,078,000 in noninterest bearing deposits, $45,771,000 in NOW and money market accounts, and $14,390,000 in savings accounts, partially offset by a decrease of $1,818,000 in time deposits. In total, NOW, money market and savings accounts increased 13.64% to $501,173,000 at September 30, 2020, compared to $441,012,000 at December 31, 2019. Noninterest bearing deposits increased 37.85% to $430,028,000 at September 30, 2020, compared to $311,950,000 at December 31, 2019. As a result of the net increase, core deposits, which is made up of the balance of noninterest bearing deposits, NOW, money market, savings, and time deposits accounts less than $250,000, increased $174,692,000.

Shareholders’ equity at September 30, 2020 was $118,053,000, an increase of $2,065,000 from shareholders’ equity of $115,988,000 at December 31, 2019. The increase in equity was the result of net earnings for the period, partially offset by cash dividends. At September 30, 2020 there was an accumulated other comprehensive loss of $320,000, as compared to an accumulated other comprehensive loss of $632,000 at December 31, 2019. The change from December 31, 2019 to September 30, 2020 was the result of unrealized gains on available for sale securities, partially offset by losses on junior subordinated debentures (TRUPs) caused by a change in non-LIBOR yields during the period.

The Board of Directors of United Security Bancshares declared a cash dividend on common stock of $0.11 per share on September 22, 2020. The dividend will be payable on October 16, 2020, to shareholders of record as of October 6, 2020. No assurances can be provided that future dividends will be declared and/or as to the timing of such future dividends, if any.

Credit Quality

The Company has recorded a provision for credit losses of $2,138,000 for the nine months ended September 30, 2020, compared to a provision of $15,000 for the nine months ended September 30, 2019. Net loan charge-offs totaled $1,338,000 for the nine months ended September 30, 2020, as compared to net loan charge-offs of $180,000 for the nine months ended September 30, 2019. The provision recorded during the year is attributed to growth of the loan portfolio, increases in net charge-offs, and adjustment in qualitative factors related to the economic uncertainties caused by COVID-19. As of September 30, 2020, the Company had executed 23 payment deferrals or modifications on outstanding loan balances of $69,814,000 in connection with the COVID-19 relief provided by the CARES Act and interagency guidance issued in March 2020. These deferrals were generally no more than six months in duration and were not considered troubled debt restructurings. The Company recorded a provision for credit loss of $4,000 for the quarter ended September 30, 2020, compared to a provision of $5,000 for the quarter ended September 30, 2019.

The Company's allowance for loan loss totaled 1.32% of the loan portfolio at September 30, 2020, compared to 1.33% at December 31, 2019. Excluding the SBA PPP loans, which are fully government guaranteed, the allowance for loan loss totaled 1.37% of the loan portfolio at September 30, 2020.

Non-performing assets, comprised of nonaccrual loans, troubled debt restructures (TDRs), other real estate owned through foreclosure (OREO), and loans more than 90 days past due and still accruing interest, decreased $3,010,000 between December 31, 2019 and September 30, 2020 to $18,215,000. Nonperforming assets as a percentage of total assets decreased from 2.22% at December 31, 2019 to 1.61% at September 30, 2020. The decrease in nonperforming assets is primarily attributed to the reduction in OREO that occurred during the period. Additionally, restructured loans decreased $616,000 between December 31, 2019 and September 30, 2020, and nonaccrual loans decreased $162,000 between December 31, 2019 and September 30, 2020 to $11,535,000. OREO balances decreased from $6,753,000 at December 31, 2019 to $5,018,000 at September 30, 2020.

About United Security Bancshares

United Security Bancshares (NASDAQ: UBFO) is the holding company for United Security Bank, which was founded in 1987. United Security Bank is headquartered in Fresno and operates 12 full-service branch offices in Fresno, Bakersfield, Campbell, Caruthers, Coalinga, Firebaugh, Mendota, Oakhurst, San Joaquin, and Taft. Additionally, United Security Bank operates Commercial Real Estate Construction, Commercial Lending, and Consumer Lending departments. For more information, please visit www.unitedsecuritybank.com.

Non-GAAP Financial Measures

This press release and the accompanying financial tables contain a non-GAAP financial measure (Net Income before Non-Core) within the meaning of the Securities and Exchange Commission’s Regulation G. In the accompanying financial tables, the Company has provided a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure. The Company’s management believes that this non-GAAP financial measure provides useful information about the Company’s results of operations and/or financial position to both investors and management. The Company provides this non-GAAP financial measure to investors to assist them in performing their analysis of its historical operating results. The non-GAAP financial measure shows the Company's operating results before consideration of certain adjustments and, consequently, this non-GAAP financial measure should not be construed as an alternative to net income (loss) as an indicator of the Company's operating performance, as determined in accordance with GAAP. The Company may calculate this non-GAAP financial measure differently than other companies.

Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Company intends such statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are based on management’s knowledge and belief as of today and are not guarantees of future performance, nor should they be relied upon as representing management's views as of any subsequent date. Forward-looking statements are subject to risks and uncertainties and actual results may differ materially from those presented.   Factors that might cause such differences, some of which are beyond the Company’s ability to control or predict, include, but are not limited to: (1) the effects of the COVID-19 pandemic, including the effects of the steps being taken to address the pandemic and their impact on the Company’s market and employees, (2) changes in general economic and financial market conditions, either nationally or locally, (3) changes in interest rates, (4) changes in banking laws or regulations, (5) increased competition in the Company's market, impacting the ability to execute its business plans, (6) loss of key personnel, (7) unanticipated credit losses, (8) earthquakes or other natural disasters impacting the local economy and/or the condition of real estate collateral, (9) the impact of technological changes and the ability to develop and maintain secure and reliable electronic systems, and (10) changes in accounting policies or procedures.

The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.  For a more complete discussion of these risks and uncertainties, see the Company’s Annual Report on Form 10-K, for the year ended December 31, 2019, and particularly the section entitled "Management’s Discussion and Analysis of Financial Condition and Results of Operations."  Readers should carefully review all disclosures the Company files from time to time with the Securities and Exchange Commission.

United Security Bancshares
Consolidated Balance Sheets (unaudited)
(in thousands)
	September 30, 2020	December 31, 2019
Assets
Cash and non-interest-bearing deposits in other banks	$29,197	$27,291
Due from Federal Reserve Bank ("FRB")	294,135	191,704
Cash and cash equivalents	323,332	218,995

Investment securities (at fair value)
Available-for-sale ("AFS") securities	87,917	76,312
Marketable equity securities	3,865	3,776
Total investment securities	91,782	80,088
Loans	661,482	597,374
Unearned fees and unamortized loan origination costs - net	(1,038)	(820)
Allowance for credit losses	(8,708)	(7,908)
Net loans	651,736	588,646

Premises and equipment - net	9,379	9,380
Accrued interest receivable	10,099	8,208
Other real estate owned ("OREO")	5,018	6,753
Goodwill	4,488	4,488
Deferred tax assets - net	2,631	3,191
Cash surrender value of life insurance	20,403	20,955
Operating lease right-of-use assets	2,914	3,360
Other assets	12,165	12,855
Total assets	$1,133,947	$956,919

Liabilities and Shareholders' Equity
Deposits
Non-interest-bearing	$430,028	$311,950
Interest-bearing	564,755	506,412
Total deposits	994,783	818,362

Accrued interest payable	36	59
Operating lease liabilities	3,017	3,463
Other liabilities	7,977	8,239
Junior subordinated debentures (at fair value)	10,081	10,808
Total liabilities	1,015,894	840,931

Shareholders' Equity
Common stock, no par value; 20,000,000 shares authorized; issued and outstanding: 16,977,239 at September 30, 2020 and 16,973,885 at December 31, 2019	59,289	58,973
Retained earnings	59,084	57,647
Accumulated other comprehensive loss	(320)	(632)
Total shareholders' equity	118,053	115,988
Total liabilities and shareholders' equity	$1,133,947	$956,919

United Security Bancshares
Consolidated Statements of Income (unaudited)
(in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Interest Income:
Interest and fees on loans	$7,563	$8,648	$23,622	$25,733
Interest on investment securities	343	439	1,127	1,360
Interest on deposits in FRB	62	1,330	667	4,052
Total interest income	7,968	10,417	25,416	31,145

Interest Expense:
Interest on deposits	451	950	1,562	2,675
Interest on other borrowed funds	49	111	229	352
Total interest expense	500	1,061	1,791	3,027
Net Interest Income	7,468	9,356	23,625	28,118
Provision for Credit Losses	4	5	2,138	15
Net Interest Income after Provision for Credit Losses	7,464	9,351	21,487	28,103

Noninterest Income:
Customer service fees	668	839	2,014	2,479
Increase in cash surrender value of bank-owned life insurance	124	147	382	438
Gain on fair value of marketable equity securities	4	18	89	128
Gain on proceeds from bank-owned life insurance	—	—	310	—
(Loss) gain on fair value of junior subordinated debentures	(18)	660	1,451	1,571
Loss on dissolution of real estate investment trust	—	(1)	—	(115)
(Loss) gain on sale of assets	—	(5)	—	1
Other	133	195	460	603
Total noninterest income	911	1,853	4,706	5,105

Noninterest Expense:
Salaries and employee benefits	2,722	2,775	8,131	8,307
Occupancy expense	887	829	2,609	2,450
Data processing	139	151	386	402
Professional fees	724	864	1,981	2,423
Regulatory assessments	121	(37)	283	138
Director fees	94	95	282	281
Correspondent bank service charges	19	14	52	42
Net cost on operation and sale of OREO	35	71	968	223
Other	469	573	1,663	1,677
Total noninterest expense	5,210	5,335	16,355	15,943

Income Before Provision for Taxes	3,165	5,869	9,838	17,265
Provision for Taxes on Income	894	1,696	2,800	4,989
Net Income	$2,271	$4,173	$7,038	$12,276

Basic earnings per common share	$0.13	$0.25	$0.41	$0.72
Diluted earnings per common share	$0.13	$0.25	$0.41	$0.72
Weighted average basic shares for EPS	16,977,239	16,953,744	16,975,648	16,950,474
Weighted average diluted shares for EPS	17,000,501	16,990,162	16,993,180	16,981,619

United Security Bancshares
Average Balances and Rates (unaudited)
(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Average Balances:
Loans (1)	$656,501	$579,035	$632,221	$575,323
Investment securities	94,076	71,168	91,140	68,254
Interest-bearing deposits in FRB	248,722	240,605	203,574	231,807
Total interest-earning assets	999,299	890,808	926,935	875,384
Allowance for credit losses	(8,917)	(8,448)	(8,650)	(8,449)
Cash and due from banks	32,106	29,105	29,948	28,898
Other real estate owned	5,204	5,745	6,033	5,745
Other non-earning assets	60,479	62,752	61,872	61,112
Total average assets	$1,088,171	$979,962	$1,016,138	$962,690

Interest-bearing deposits	$551,797	$524,437	$523,136	$523,104
Junior subordinated debentures	9,710	10,416	9,640	10,296
Total interest-bearing liabilities	561,507	534,853	532,776	533,400

Non-interest-bearing deposits	398,282	319,547	355,114	306,590
Other liabilities	9,689	10,319	9,675	9,506
Total liabilities	969,478	864,719	897,565	849,496
Total equity	118,693	115,243	118,573	113,194
Total liabilities and equity	$1,088,171	$979,962	$1,016,138	$962,690

Average Rates:
Loans (1)	4.58%	5.93%	4.99%	5.98%
Investment securities	1.45%	2.45%	1.65%	2.66%
Interest-bearing deposits in FRB	0.10%	2.19%	0.44%	2.34%
Earning assets	3.17%	4.64%	3.66%	4.76%
Interest bearing deposits	0.33%	0.72%	0.40%	0.68%
Total deposits	0.19%	0.45%	0.24%	0.43%
Junior subordinated debentures	2.01%	4.23%	3.17%	4.57%
Total interest-bearing liabilities	0.35%	0.79%	0.45%	0.76%
Net interest margin (2)	2.97%	4.17%	3.40%	4.30%
(1) Loan amounts include nonaccrual loans, but the related interest income has been included only if collected for the period prior to the loan being placed on a nonaccrual basis.
(2) Net interest margin is computed by dividing annualized net interest income by average interest-earning assets.

United Security Bancshares
Condensed - Consolidated Balance Sheets (unaudited)
(in thousands)
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Cash and cash equivalents	$323,332	$229,541	$199,853	$218,995	$245,943
Investment securities	91,782	96,739	97,486	80,088	81,651
Loans	660,444	648,650	623,686	596,554	569,500
Allowance for credit losses	(8,708)	(8,862)	(9,120)	(7,908)	(8,230)
Net loans	651,736	639,788	614,566	588,646	561,270
Other assets	67,097	65,305	65,341	69,190	68,534
Total assets	$1,133,947	$1,031,373	$977,246	$956,919	$957,398

Non-interest-bearing	$430,028	$362,010	$324,167	$311,950	$333,156
Interest-bearing	564,755	531,102	516,270	506,412	487,067
Total deposits	994,783	893,112	840,437	818,362	820,223
Other liabilities	21,111	20,801	19,399	22,569	21,965
Total liabilities	1,015,894	913,913	859,836	840,931	842,188
Total shareholders' equity	118,053	117,460	117,410	115,988	115,210
Total liabilities and shareholder's equity	$1,133,947	$1,031,373	$977,246	$956,919	$957,398

United Security Bancshares
Condensed - Consolidated Statements of Income (unaudited)
(in thousands)	For the Quarters Ended:
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Total interest income	$7,968	$8,107	$9,341	$9,558	$10,417
Total interest expense	500	530	761	862	1,061
Net interest income	7,468	7,577	8,580	8,696	9,356
Provision for credit losses	4	428	1,707	5	5
Net interest income after provision for credit losses	7,464	7,149	6,873	8,691	9,351

Total non-interest income	911	1,214	2,580	647	1,853
Total non-interest expense	5,210	5,553	5,591	5,335	5,335
Income before provision for taxes	3,165	2,810	3,862	4,003	5,869
Provision for taxes on income	894	798	1,108	1,108	1,696
Net income	$2,271	$2,012	$2,754	$2,895	$4,173

United Security Bancshares
Nonperforming Assets (unaudited)
(dollars in thousands)
	September 30, 2020	December 31, 2019
Commercial and industrial	$—	$75
RE construction & development	11,058	11,478
Agricultural	477	144
Total nonaccrual loans	$11,535	$11,697

Loans past due 90 days and still accruing	53	386
Restructured loans	1,609	2,389
Total nonperforming loans	$13,197	$14,472
Other real estate owned	5,018	6,753
Total nonperforming assets	$18,215	$21,225

Nonperforming loans to total gross loans	2.00%	2.42%
Nonperforming assets to total assets	1.61%	2.22%
Allowance for credit losses to nonperforming loans	65.98%	54.64%

United Security Bancshares
Selected Financial Data (unaudited)
(dollars in thousands, except per share amounts)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Return on average assets	0.83%	1.69%	0.93%	1.70%
Return on average equity	7.61%	14.36%	7.93%	14.50%
Net charge-off to average loans	0.10%	0.15%	0.28%	0.04%

	September 30, 2020	December 31, 2019
Shares outstanding - period end	16,977,239	16,973,885
Book value per share	$6.95	$6.83
Efficiency ratio (1)	57.73%	49.99%
Total impaired loans	$15,059	$17,072
Net loan to deposit ratio	65.52%	71.93%
Allowance for credit losses to total loans	1.32%	1.33%
Tier 1 capital to adjusted average assets (leverage)
Company	11.38%	12.82%
Bank	11.24%	12.83%
(1) Efficiency ratio is defined as total noninterest expense divided by net interest income before provision for credit losses plus total noninterest income.

United Security Bancshares
Net Income before Non-Core Reconciliation
Non-GAAP Information (dollars in thousands)
(unaudited)
	Nine Months Ended September 30,
	2020	2019	Change $	Change %
Net income	$7,038	$12,276	$(5,238)	(42.67)%

TRUPs (1) fair value adjustment gain	1,451	1,571
Write down on OREO (2)	(727)	—
Loss on sale of OREO (2)	(113)	—
	611	1,571

Income tax effect	177	456
Non-core items net of taxes	434	1,115

Non-GAAP core net income	$6,604	$11,161	$(4,557)	(40.83)%

(1)TRUPs Fair Value Adjustment is not part of Core Income and depending upon market rates, can “add to” or “subtract from” Core Income and mask Non-GAAP Core Income change.

(2)Write down and loss on sale of OREO are considered one-time events and therefore are not part of Core Income.